UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

As previously disclosed by Kellogg Company (the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”), beginning in the fourth quarter of 2011, the Company now has the following reportable segments: U.S. Morning Foods & Kashi, U.S. Snacks, U.S. Specialty, North America Other, Europe, Latin America, and Asia Pacific. The recast historical quarterly segment information has been included for 2011 in Exhibit 99.1 to this Current Report on Form 8-K. Additionally, subsequent to the filing of the 2011 10-K, the Company reclassified certain customers between reportable segments within North America. These changes are also reflected in the information included in Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Form 8-K is incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1     Quarterly and Fiscal Year 2011 Segment Net Sales and Operating Profit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Ronald L. Dissinger
Date: April 24, 2012	Name:	Ronald L. Dissinger
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Quarterly and Fiscal Year 2011 Segment Net Sales and Operating Profit.